Exhibit 99.1

Media Contact: Maureen Garrity Tierney Agency 215-790-4408 mgarrity@tierneyagency.com	Company / Investor Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com
Brandywine Realty Trust Announces Third Quarter 2010 Earnings,
Raises 2010 FFO Guidance Range to $1.32 to $1.34 per Diluted Share and
Provides Initial 2011 FFO Guidance of $1.24 to $1.34 per Diluted Share
Radnor, PA, October 27, 2010 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, today reported its financial and operating results for the three and nine-month periods ended September 30, 2010.
“The third quarter of 2010 represents a continuation of in-line portfolio performance and business plan execution. Despite challenging market conditions, we achieved another quarter of strong leasing activity and better than expected tenant retention. As a result, and for the fourth consecutive quarter, we are raising our 2010 FFO guidance to be in a range of $1.32 to $1.34 per diluted share,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “During the quarter, we accomplished several key elements of our growth strategy including the on-time and below-budget delivery of our 30th Street IRS Philadelphia project, the acquisition of Three Logan Square (1717 Arch), the announcement of our partnership with Thomas Properties Group on Commerce Square, the sale of two non-core assets and the issuance of an additional 2.0 million shares of common stock through our continuous equity offering program. We are introducing 2011 FFO guidance to be in a range of $1.24 to $1.34 per diluted share, which reflects a cautious outlook on the pace of the continuing recovery, the carry-over impact of 2010 occupancy declines and the bolstering of our equity base through the issuance of 12.8 million common shares/units during 2010. Assuming a continuation of our current dividend level, we will have a 2011 FFO payout ratio of 47% at the mid-point of our FFO guidance range — among the best in the REIT industry.”
Financial Highlights — Third Quarter
•
Net loss allocated to common shares totaled ($8.6 million) or ($0.06) per diluted share in the third quarter of 2010 compared to net income of $5.1 million or $0.04 per diluted share in the third quarter of 2009. Our weighted average diluted share count increased to 132.2 million shares in the third quarter of 2010 from 129.9 million shares in the third quarter of 2009.

•
Funds from operations available to common shares and units (FFO) in the third quarter of 2010 totaled $45.6 million or $0.32 per diluted share compared to $58.2 million or $0.44 per diluted share in the third quarter of 2009. Our third quarter 2010 FFO payout ratio was 46.9% ($0.15 common share dividend paid / $0.32 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased to 141.2 million shares/units in the third quarter of 2010 from 132.7 million shares/units in the third quarter of 2009 primarily due to our issuance in August 2010 of 7.1 million units in connection with our Three Logan Square acquisition.

•
In the third quarter of 2010, we incurred $12.5 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $29.7 million of cash available for distribution (CAD) or $0.22 per diluted share compared to $47.2 million of CAD or $0.36 per diluted share in the third quarter of 2009 when we incurred $10.5 million of revenue maintaining capital expenditures. Our third quarter 2010 CAD payout ratio was 68.2% ($0.15 common share dividend paid / $0.22 CAD per share). We have excluded the aforementioned units from the CAD share/unit count because they do not receive or accrue distributions until after the one-year anniversary of the transaction.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

Financial Highlights — Nine Months
•
Net loss allocated to common shares totaled ($18.6 million) or ($0.14) per diluted share in the first nine months of 2010 compared to net income of $5.8 million or $0.05 per diluted share in the first nine months of 2009. Our weighted average diluted share count increased 22.0% to 130.8 million shares in the first nine months of 2010 from 107.2 million shares in the first nine months of 2009 due primarily to the issuance of 40.25 million common shares in June 2009 and 5.7 million common shares during 2010 under our continuous equity program.

•
FFO available to common shares and units in the first nine months of 2010 totaled $137.9 million or $1.01 per diluted share compared to $167.9 million or $1.53 per diluted share in the first nine months of 2009 ($171.6 million or $1.56 per diluted share excluding a $3.7 million impairment charge). Our FFO payout ratio for the first nine months of 2010 was 44.6% ($0.45 common share dividend paid / $1.01 FFO per share). Our weighted average fully diluted share/unit count for FFO calculations increased 24.5% to 136.9 million shares in the first nine months of 2010 from 110.0 million shares in the first nine months of 2009 primarily due to the aforementioned common share and unit issuances.

•
During the first nine months of 2010, we incurred $33.4 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $96.2 million of CAD or $0.71 per diluted share compared to $136.0 million of CAD or $1.24 per diluted share for the first nine months of 2009 when we incurred $31.9 million of revenue maintaining capital expenditures. Our CAD payout ratio for the first nine months of 2010 was 63.4%, ($0.45 common share dividend paid / $0.71 CAD per share). The units have been excluded from the CAD share/unit count as noted above.

Portfolio Highlights
•
Our net operating income (NOI) excluding termination revenues and other income items declined 6.0% on a GAAP basis and 7.0% on a cash basis during the third quarter of 2010 for 230 same store properties which were 85.6% occupied on September 30, 2010, and declined 4.3% on a GAAP basis and 5.1% on a cash basis during the first nine months of 2010 for 227 same store properties which were 85.9% occupied on September 30, 2010.

•
During the third quarter of 2010, we commenced occupancy on 1,399,219 square feet of total leasing activity including 957,427 square feet of renewals, 305,475 square feet of new leases and 136,317 square feet of tenant expansions. Additionally, the Internal Revenue Service commenced operations on August 27, 2010 on 1,375,251 square feet of office/garage space at the 30th Street Post Office and Cira South Garage development projects. We have an additional 413,774 square feet of executed new leasing in place scheduled to commence subsequent to September 30, 2010.

•
During the third quarter of 2010, we achieved a 68.3% retention rate in our core portfolio with negative net absorption of 202,821 square feet excluding 126,858 square feet of early terminations, or 63.3% overall, bringing our nine-month retention to 70.0% excluding early terminations, or 61.9% overall. During the third quarter of 2010, we experienced a 4.2% decline on our renewal rental rates and a 13.5% decline on our new lease and expansion rental rates, both on a GAAP basis.

•	At September 30, 2010, our core portfolio of 237 properties comprising 25.9 million square feet was 84.9% occupied and 86.5% leased (reflecting new leases commencing after September 30, 2010).
Investment Highlights
•
During the third quarter, we acquired the leasehold interests in 1717 Arch Street, a 53-story office tower now known as Three Logan Square, from The Blackstone Group for a combination of $51.2 million in cash and 7,111,112 operating partnership units. Based on the acquisition day closing stock price reduced by $0.60 (the annualized dividend which will not be paid or accrued on the units during the first year; as such the units are excluded from fully diluted CAD calculations until the one-year anniversary has passed), the consideration for Three Logan Square totaled $129.0 million, or $125 per square foot. Located in the prestigious Logan Square area of downtown Philadelphia, the property contains 1,029,413 net rentable square feet, was 67% leased at the closing and has a 337-space parking garage. The property is subject to a long-term ground lease, which is prepaid through 2022, can be extended through 2092 and is subject to a fair market value purchase option.

•
During the third quarter, we completed and delivered the 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (93.2% leased primarily to the Internal Revenue Service) in Philadelphia, Pennsylvania. The projected final cost of $342.0 million — $252.0 million for the Post Office and $90.0 million for the Garage — reflects a $13.5 million savings or 3.8% from the original $355.5 million budget. As of September 30, 2010, a total of $25.8 million remained to be funded for final construction and tenant finish items.

•
During the quarter, we closed on the separate sales of two office properties — 630 Clark Avenue in King of Prussia, PA and 479 Thomas Jones Way in Exton, PA — for total gross proceeds of $7.4 million and a nominal loss, bringing our year to date sales to $18.2 million with a $6.3 million gain on sale. The net proceeds of the two sales were used to repay balances on our unsecured revolving credit facility and for general corporate purposes. At September 30, 2010, we held a 58,576 square foot office building in Austin, Texas for sale at a gross sales price of $13.5 million.

Capital Markets Highlights
•
During the third quarter of 2010, we issued 2.0 million shares of our common stock under our continuous equity program realizing $25.0 million of net proceeds. The net proceeds of the issuances were used to repay balances on our unsecured revolving credit facility and for general corporate purposes. Year-to-date including post quarter-end activity, we have issued a total of 5.7 million shares under the 15.0 million share program raising $70.9 million of net proceeds and have remaining authorization for the future issuance of 9.3 million shares of common stock.

•
During the third quarter of 2010, we repurchased a total of $1.7 million of our 2010 and 2012 unsecured senior notes in various open-market transactions and incurred a nominal loss on the early extinguishment of debt. We funded these repurchases with draws on our unsecured revolving credit facility and with other available corporate funds.

•
On August 26, 2010, we closed the previously announced $256.5 million financing on the 30th Street Post Office ($209.7 million) and Cira South Garage ($46.8 million) projects. We used the proceeds of the two loans to reduce borrowings under our credit facility and for general corporate purposes. The loans bear interest at 5.93% with interest-only through September 10, 2010 following which they will amortize monthly over a twenty-year period beginning with the October 10, 2010 debt service payment. The loans are non-recourse and are secured by mortgages on the Post Office and Garage.

•	Subsequent to quarter end, we used available corporate funds to pre-pay our Plymouth Meeting Executive Center mortgage loan without penalty on October 1, 2010 in the amount of $41.5 million.

•
At September 30, 2010, our net debt to gross assets measured 44.2% compared to a peak of 54.3% at September 30, 2007, reflecting a cumulative $817.9 million reduction in our net debt over that period. At September 30, 2010, we had $22.0 million outstanding on our $600.0 million unsecured revolving credit facility with $564.0 million available for use and drawdown and $104.0 million of cash and cash equivalents on hand. During the third quarter, we exercised an eight-month extension option to extend the maturity of our $183.0 million unsecured term loan to June 29, 2011.

•
For the quarter ended September 30, 2010, we achieved a 2.4 EBITDA to interest coverage ratio and a 7.4 ratio of net debt to annualized quarterly EBITDA based on consolidated EBITDA excluding non-recurring items, and inclusive of our pro rata share of unconsolidated EBITDA, interest and net debt.

Distributions
On September 15, 2010, our Board of Trustees declared a quarterly dividend distribution of $0.15 per common share that was paid on October 18, 2010 to shareholders of record as of October 5, 2010, bringing total year-to-date 2010 dividend payments to $0.60 per common share. Our Board also declared regular quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on October 15, 2010 to holders of record as of September 30, 2010 of the Series C and Series D Preferred Shares, respectively.
2010 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we are revising our previously issued guidance for full year 2010 FFO per diluted share to be in a range of $1.32 to $1.34 versus the prior range of $1.30 to $1.34 and the original range of $1.23 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2010 FFO per diluted share and earnings per diluted share:

Guidance for 2010	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.22)	to	$(0.20)
Less: gains on Sale of depreciable real estate	(0.05)		(0.05)
Plus: real estate depreciation and amortization	1.59		1.59

FFO per diluted share	$1.32	to	$1.34

Our 2010 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice and is based on 139.2 million fully diluted weighted average shares for 2010.
2011 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our Securities and Exchange Commission filings, we estimate that full year 2011 FFO per diluted share will be in a range of $1.24 to $1.34. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2011 FFO per diluted share and earnings per diluted share:

Guidance for 2011	Range or Value

Earnings (loss) per diluted share allocated to common shareholders	$(0.32)	to	$(0.22)
Plus: real estate depreciation and amortization	1.56		1.56

FFO per diluted share	$1.24	to	$1.34

Our 2011 FFO guidance does not include income arising from sales or impairments which may be taken in the future, and does not include any income from the sale of undepreciated real estate in accordance with our current practice. Our 2011 earnings and FFO per diluted share each reflect $0.07 per diluted share of net non-cash income attributable to the first of five annual pro-rata recognitions beginning in the third quarter of 2011 equal to 20% of the total net impact of the previously disclosed rehabilitation tax credit financing on the 30th Street Post Office. Other key assumptions include flat to slightly improved occupancy levels in 2011 with modest mid-year declines, 5-10% GAAP declines in rental rates, a resulting 5-7% decline in same store NOI and 146.5 million fully diluted weighted average shares (versus 139.2 million projected for 2010).
Accounting Disclosure
On January 1, 2010, we adopted the new accounting standard for the consolidation of variable interest entities. The new standard revises the prior guidance related to the consolidation of variable interest entities, and among other provisions, includes a new approach for determining which party should consolidate a variable interest entity and the frequency as to when each party should reassess its consolidation decision. As a result of our adoption of the new standard, we will no longer consolidate three variable interest entities that were previously consolidated in our financial statements. The new standard was applied prospectively beginning January 1, 2010 and accordingly, only our current year financial statements reflect this adoption.

Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before non-controlling interests and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and non-controlling interests. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we may also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, non-controlling interests and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and non-controlling interests. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of our CAD calculation and represent the portion of capital expenditures required to maintain our current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, we exclude capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, October 28, 2010 at 9:00 a.m. EDT. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #62522930. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 11, 2010 by calling 1-800-642-1687 and providing access code 62522930. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — Fourth Quarter 2010 Conference Call
We anticipate we will release our fourth quarter 2010 earnings on Wednesday, February 16, 2011, after the market close and will host our fourth quarter 2010 conference call on Thursday, February 17, 2011, at 9:00 a.m. EST. We expect to issue a press release in advance of these events to reconfirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops, manages and has ownership interests in a primarily Class A, suburban and urban office portfolio comprising 318 properties and 34.4 million square feet, including 238 properties and 25.9 million square feet owned on a consolidated basis and 49 properties and 4.6 million square feet in 15 unconsolidated real estate ventures. For more information, please visit www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2009. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,	December 31,
	2010	2009
ASSETS
Real estate investments:
Operating properties	$4,830,454	$4,512,618
Accumulated depreciation	(764,455)	(716,956)

	4,065,999	3,795,662
Construction-in-progress	53,377	271,962
Land inventory	106,801	97,368

	4,226,177	4,164,992

Cash and cash equivalents	104,041	1,567
Accounts receivable, net	20,079	10,934
Accrued rent receivable, net	90,620	87,173
Assets held for sale, net	11,908	—
Investment in real estate ventures	78,077	75,458
Deferred costs, net	100,894	106,097
Intangible assets, net	107,604	105,163
Notes receivable	20,127	59,008
Other assets	64,771	53,358

Total assets	$4,824,298	$4,663,750

LIABILITIES AND EQUITY
Mortgage notes payable, including premiums	$757,584	$551,720
Borrowings under credit facilities	22,000	92,000
Unsecured term loan	183,000	183,000
Unsecured senior notes, net of discounts	1,562,238	1,627,857
Accounts payable and accrued expenses	92,092	88,599
Distributions payable	22,624	21,799
Tenant security deposits and deferred rents	52,878	58,572
Acquired lease intangibles, net	31,334	37,087
Deferred Income	72,760	47,379
Other liabilities	29,256	33,997
Liabilities related to assets held for sale	261	—

Total liabilities	2,826,027	2,742,010

Brandywine Realty Trust’s equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	1,339	1,286
Additional paid-in capital	2,663,832	2,610,421
Deferred compensation payable in common stock	5,946	5,549
Common shares in treasury	(3,806)	(7,205)
Common shares held in grantor trust	(5,946)	(5,549)
Cumulative earnings	488,553	501,384
Accumulated other comprehensive loss	(2,817)	(9,138)
Cumulative distributions	(1,279,231)	(1,213,359)

Total Brandywine Realty Trust’s equity	1,867,913	1,883,432

Non-controlling interests	130,358	38,308

Total equity	1,998,271	1,921,740

Total liabilities and equity	$4,824,298	$4,663,750

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue
Rents	$117,567	$119,141	$346,739	$357,929
Tenant reimbursements	20,187	18,964	58,995	56,253
Termination fees	1,039	1,764	4,124	2,840
Third party management fees, labor reimbursement and leasing	2,922	5,194	9,293	14,055
Other	1,250	871	3,195	2,318

Total revenue	142,965	145,934	422,346	433,395

Operating Expenses
Property operating expenses	42,448	39,762	125,992	121,967
Real estate taxes	14,328	14,161	40,909	42,740
Third party management expenses	1,528	2,256	4,433	6,339
Depreciation and amortization	52,019	51,143	156,198	154,566
General & administrative expenses	5,753	5,018	18,498	15,490

Total operating expenses	116,076	112,341	346,030	341,102

Operating income	26,889	33,593	76,316	92,293

Other income (expense)
Interest income	726	473	2,554	1,694
Interest expense	(34,488)	(31,455)	(97,222)	(102,045)
Deferred financing costs	(827)	(1,579)	(2,700)	(4,725)
Recognized hedge activity	—	(1,517)	—	(1,822)
Equity in income of real estate ventures	1,035	1,331	3,356	3,450
Loss (gain) on early extinguishment of debt	(64)	5,073	(1,701)	23,725

(Loss) income from continuing operations	(6,729)	5,920	(19,397)	12,570

Discontinued operations:
Income from discontinued operations	116	1,395	436	4,383
Net gain on disposition of discontinued operations	(3)	(6)	6,346	(1,037)
Provision for impairment	—	—	—	(3,700)

Total discontinued operations	113	1,389	6,782	(354)

Net (loss) income	(6,616)	7,308	(12,615)	12,216

Net loss (income) from discontinued operations attributable to non-controlling interests — LP units	(3)	(30)	(147)	24
Net income attributable to non-controlling interests — partners’ share of consolidated real estate ventures	—	(47)	—	(69)
Net loss (income) attributable to non-controlling interests — LP units	182	(84)	536	(189)

Net loss (income) attributable to non-controlling interests	179	(160)	389	(233)

Net (loss) income attributable to Brandywine Realty Trust	(6,437)	7,148	(12,226)	11,983
Preferred share dividends	(1,998)	(1,998)	(5,994)	(5,994)
Amount allocated to unvested restricted shareholders	(128)	(73)	(384)	(183)

Net (loss) income attributable to Common Shareholders	$(8,563)	$5,077	$(18,604)	$5,806

PER SHARE DATA
Basic (loss) earnings per Common Share	$(0.06)	$0.04	$(0.14)	$0.05

Basic weighted-average shares outstanding	132,208,245	128,582,498	130,841,534	106,273,509

Diluted (loss) earnings per Common Share	$(0.06)	$0.04	$(0.14)	$0.05

Diluted weighted-average shares outstanding	132,208,245	129,926,111	130,841,534	107,206,551

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Reconciliation of Net (Loss) Income to Funds from Operations:
Net (loss) income attributable to common shareholders	$(8,563)	$5,077	$(18,604)	$5,806

Add (deduct):
Net (loss) income attributable to non-controlling interests — LP units	(182)	84	(536)	189
Amount allocated to unvested restricted shareholders	128	73	384	183
Net income (loss) from discontinued operations attributable to non-controlling interests — LP units	3	30	147	(24)
Net loss (gain) on disposition of discontinued operations	3	6	(6,346)	1,037

Depreciation and amortization:
Real property — continuing operations	38,886	38,243	118,229	115,267
Leasing costs (includes acquired intangibles) — continuing operations	12,848	12,490	37,005	37,911
Real property — discontinued operations	110	671	534	2,778
Leasing costs (includes acquired intangibles) — discontinued operations	64	120	219	668
Company’s share of unconsolidated real estate ventures	2,610	1,917	7,732	5,624
Partners’ share of consolidated real estate ventures	—	(184)	—	(624)

Funds from operations	$45,907	$58,527	$138,764	$168,815
Funds from operations allocable to unvested restricted shareholders	(294)	(332)	(897)	(952)

Funds from operations available to common share and unit holders (FFO)	$45,613	$58,195	$137,867	$167,863

FFO per share — fully diluted	$0.32	$0.44	$1.01	$1.53

FFO, excluding provision for impairments	$45,613	$58,195	$137,867	$171,563

FFO per share, excluding provision for impairments — fully diluted	$0.32	$0.44	$1.01	$1.56

Weighted-average shares/units outstanding — fully diluted	141,236,259	132,742,731	136,909,622	110,023,172

Distributions paid per Common Share	$0.15	$0.10	$0.45	$0.50

Payout ratio of FFO (Dividends paid per Common Share divided / FFO per Diluted Share)	46.9%	22.7%	44.6%	32.7%

Payout ratio of FFO, excluding provision for impairments	46.9%	22.7%	44.6%	32.1%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations available to common share and unit holders	$45,613	$58,195	$137,867	$167,863

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(3,771)	(2,684)	(9,179)	(7,037)
Deferred market rental income, including discontinued operations	(1,354)	(1,530)	(4,535)	(5,017)
Company’s share of unconsolidated real estate ventures’ straight-line and deferred market rent	109	205	406	414
Partners’ share of consolidated real estate ventures’ straight-line and deferred market rent	—	(1)	—	(5)
Operating expense from straight-line rent	432	370	1,172	1,103
Provision for impairment of discontinued operations	—	—	—	3,700
Stock-based compensation costs	1,263	1,039	3,755	3,567
Fair market value amortization — mortgage notes payable	(421)	(363)	(1,237)	(1,151)
Recognized hedge activity	—	1,517	—	1,822
Debt discount amortization — exchangeable notes	339	866	1,283	2,632
Revenue maintaining capital expenditures
Building improvements	(1,571)	(1,973)	(2,491)	(4,292)
Tenant improvements	(8,090)	(5,854)	(18,563)	(16,956)
Lease commissions	(2,883)	(2,637)	(12,305)	(10,655)

Total revenue maintaining capital expenditures	(12,544)	(10,464)	(33,359)	(31,903)

Cash available for distribution	$29,666	$47,150	$96,173	$135,988

CAD per share — fully diluted	$0.22	$0.36	$0.71	$1.24

Weighted-average shares/units outstanding — fully diluted	141,236,259	132,742,731	136,909,622	110,023,172
Excluding 7,111,112 of partnership units issued not currently entitled to distributions	(4,405,798)	—	(1,484,738)	—

Adjusted Weighted-average shares/units outstanding — fully diluted	136,830,461	132,742,731	135,424,885	110,023,172

Distributions per Common Share	$0.15	$0.10	$0.45	$0.50

Payout ratio of CAD (Dividends paid per Common Share / CAD per Diluted Share)	68.2%	27.8%	63.4%	40.3%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 3RD QUARTER
(unaudited and in thousands)
Of the 237 properties owned by the Company as of September 30, 2010, a total of 230 properties (“Same Store Properties”) containing an aggregate of 22.9 million net rentable square feet were owned for the entire three-month periods ended September 30, 2010 and 2009. Average occupancy for the Same Store Properties was 86.9% during 2010 and 88.9% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2010	2009

Revenue
Rents	$112,441	$116,215
Tenant reimbursements	18,666	18,500
Termination fees	1,039	548
Third party management fees, labor reimbursement and leasing	(3)	—
Other	742	639

	132,885	135,902

Operating expenses
Property operating expenses	42,361	40,721
Real estate taxes	13,131	13,592

Net operating income	$77,393	$81,589

Net operating income — percentage change over prior year	-5.1%

Net operating income, excluding termination fees & other	$75,612	$80,402

Net operating income, excluding termination fees & other — percentage change over prior year	-6.0%

Net operating income	$77,393	$81,589
Straight line rents	(3,311)	(2,586)
Above/below market rent amortization	(1,297)	(1,468)
Non-cash ground rent	370	370

Cash — Net operating income	$73,155	$77,905

Cash — Net operating income — percentage change over prior year	-6.1%

Cash — Net operating income, excluding termination fees & other	$71,374	$76,718

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-7.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2010	2009

Net loss	$(6,616)	$7,308
Add/(deduct):
Interest income	(726)	(473)
Interest expense	34,488	31,455
Deferred financing costs	827	1,579
Recognized hedge activity	—	1,517
Equity in income of real estate ventures	(1,035)	(1,331)
Depreciation and amortization	52,019	51,143
Loss (gain) on early extinguishment of debt	64	(5,073)
General & administrative expenses	5,753	5,018
Total discontinued operations	(113)	(1,389)

Consolidated net operating income	84,661	89,754
Less: Net operating income of non same store properties	(4,168)	(2,113)
Less: Eliminations and non-property specific net operating income	(3,100)	(6,052)

Same Store net operating income	$77,393	$81,589

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR
(unaudited and in thousands)
Of the 237 properties owned by the Company as of September 30, 2010, a total of 227 properties (“Same Store Properties”) containing an aggregate of 22.5 million net rentable square feet were owned for the entire nine month periods ended September 30, 2010 and 2009. Average occupancy for the Same Store Properties was 88.0% during 2010 and 89.2% during 2009. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2010	2009

Revenue
Rents	$335,880	$343,870
Tenant reimbursements	55,660	53,563
Termination fees	3,893	1,626
Third party management fees, labor reimbursement and leasing	(3)	—
Other	1,537	1,307

	396,967	400,366

Operating expenses
Property operating expenses	124,658	118,035
Real estate taxes	38,216	40,579

Net operating income	$234,093	$241,752

Net operating income — percentage change over prior year	-3.2%

Net operating income, excluding termination fees & other	$228,663	$238,819

Net operating income, excluding termination fees & other — percentage change over prior year	-4.3%

Net operating income	$234,093	$241,752
Straight line rents	(8,196)	(5,980)
Above/below market rent amortization	(4,218)	(4,838)
Non-cash ground rent	370	370

Cash — Net operating income	$222,049	$231,304

Cash — Net operating income — percentage change over prior year	-4.0%

Cash — Net operating income, excluding termination fees & other	$216,619	$228,371

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	-5.1%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine Months Ended September 30,
	2010	2009

Net Income	$(12,615)	$12,216
Add/(deduct):
Interest income	(2,554)	(1,694)
Interest expense	97,222	102,045
Deferred financing costs	2,700	4,725
Recognized hedge activity	—	1,822
Equity in income of real estate ventures	(3,356)	(3,450)
Depreciation and amortization	156,198	154,566
Loss (gain) on early extinguishment of debt	1,701	(23,725)
General & administrative expenses	18,498	15,490
Total discontinued operations	(6,782)	354

Consolidated net operating income	251,012	262,349
Less: Net operating income of non same store properties	(7,391)	(6,704)
Less: Eliminations and non-property specific net operating income (loss)	(9,528)	(13,893)

Same Store net operating income	$234,093	$241,752